UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 29, 2025

American Coastal Insurance Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-35761		75-3241967
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

570 Carillon Parkway, Suite 100				33716
Saint Petersburg,	FL
(Address of principal executive offices)				(Zip Code)

		(727)	633-0851
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	ACIC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01: Other Events.
Effective June 1, 2025, American Coastal Insurance Corp. (ACIC), through its insurance subsidiary American Coastal Insurance Company (AmCoastal), renewed its core catastrophe reinsurance program (Core CAT). Highlights include the following:

•For 2025/26, ACIC purchased approximately $1.676 billion of occurrence-based limit in the aggregate, an increase of $62.4 million, or 3.9%, from the $1.614 billion of occurrence-based limit in the aggregate purchased for the 2024/25 Core CAT program.

◦Perils covered include windstorms named or numbered by the National Hurricane Center exposure of ACIC in Florida. Separately, ACIC placed an all-other perils catastrophe excess of loss program on January 1, 2025, a catastrophe aggregate excess of loss program on January 1, 2025, and an automatic facultative program for non-catastrophe losses effective February 1, 2025.

◦Occurrence-based structure with estimated first event limit of $1.33 billion, an increase of $68.4 million, or 5.4%, from the 2024/25 Core CAT program.

◦Sufficient coverage for approximately a 1-in-201-year event; and in excess of a 1-in-100-year event followed by a 1-in-50-year event in the same season.

◦First event retention of up to $29.75 million (12.6% of stockholders’ equity as of December 31, 2024), with $14.0 million retained by AmCoastal and $15.75 million retained by our captive, an increase of $9.25 million from the $20.5 million (12.2% of stockholders’ equity as of December 31, 2023) in the 2024/25 Core CAT program.

◦Second event retention of up to $18.5 million (7.9% of stockholders’ equity as of December 31, 2024) assuming a 1-in-100-year event followed by a 1-in-50-year event in the same season, up $5.5 million from $13 million (7.7% of stockholders’ equity as of December 31, 2023) in the 2024/25 Core CAT program.

◦For the Florida Hurricane Catastrophe Fund (FHCF) Reimbursement Contract effective June 1, 2025, ACIC elected 90% coverage. The total mandatory FHCF layer is projected to provide approximately $534.1 million of total Florida-only coverage attaching at $299.9 million and exhausting at $834.0 million, which inures to the benefit of the open market catastrophe reinsurance program.

◦Placed an external quota share at a 15.0% cession rate with an unaffiliated reinsurer holding an AM Best rating of A+ providing coverage for all catastrophe perils and attritional losses, subject to defined occurrence and aggregate limitations.

◦Excluding the unaffiliated 15.0% quota share, the total provisional, subject to change based on actual exposure at September 30, 2025, cost of ACIC’s 2025/26 catastrophe excess of loss reinsurance programs, excluding potential reinstatement premium, is approximately $201.85 million, a risk-adjusted open market rate decrease of (12.2)% from the 2024/25 Core CAT program.

◦The maximum reinstatement/additional premium exposure, assuming all layers that reinstate are exhausted from a first event, is $5.9 million, a decrease of $(10.5) million, or (64.0)% from the 2024/25 Core CAT Program.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

AMERICAN COASTAL INSURANCE CORPORATION
May 29, 2025	By:	/s/ B. Bradford Martz
B. Bradford Martz, President & Chief Executive Officer